Exhibit 99.1

Open Text Reports Second Quarter Fiscal 2009 Financial Results

WATERLOO, ON, January 28, 2009 - Open Text™ Corporation (NASDAQ:OTEX) (TSX: OTC), a leading provider of Enterprise Content Management (ECM) software, today announced unaudited financial results for its second quarter, ending December 31, 2008. (1)

Total revenue for the second quarter was $207.7 million, up 14% compared to $182.5 million for the same period in the prior fiscal year. License revenue in the second quarter was $64.9 million, up 18% compared to $55.2 million for the same period in the prior fiscal year.

Adjusted net income for the second quarter was $34.0 million or $0.64 per share on a diluted basis, up 30% compared to $26.2 million or $0.50 per share on a diluted basis, for the same period in the prior fiscal year. Net income for the second quarter, in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”), was $0.8 million or $0.01 per share on a diluted basis, compared to $10.7 million or $0.20 per share on a diluted basis, for the same period in the prior fiscal year. (3)

Total cash and cash equivalents, as of December 31, 2008 was $172.9 million compared to $254.9 million as of June 30, 2008. Accounts receivable as of December 31, 2008, totaled $126.8 million, compared to $134.4 million as of June 30, 2008, and Days Sales Outstanding (DSO) was 53 days at the end of the second quarter of Fiscal 2009, compared to 60 days at June 30, 2008.

"We are seeing consistent customer demand for compliance based solutions across all verticals, as well as demand for solutions that streamline customer functions,” said John Shackleton, Chief Executive Officer of Open Text. "We are pleased with our progress this quarter, we’re executing well on a global basis, the Captaris integration is on schedule, and our focus on the bottom line continues to drive our strong results.”

Please see notes (2) and (3) below for a reconciliation of non-U.S. GAAP based financial measures used in this press release, to U.S. GAAP based financial measures.

Teleconference Call

Open Text will host a conference call on January 28, 2009 at 5:00 p.m. ET to discuss the financial results of its second quarter ending December 31, 2008.

Date:	Wednesday, January 28, 2009
Time:	5:00 p.m. ET/2:00 p.m. PT
Length	60 minutes
Where:	416-915-5761

Please dial-in approximately 10 minutes before the teleconference is scheduled to begin. A replay of the call will be available beginning January 28, 2009 at 7:00 p.m. ET through 11:59 p.m. on February 11, 2009 and can be accessed by dialing 416-640-1917 and using pass code 21293951followed by the number sign.

For more information or to listen to the call via Web cast, please use the following link:

http://www.opentext.com/events/wa-event.html?id=6814863

About Open Text

Open Text ™ Corporation is the world’s largest independent provider of ECM software. The company’s solutions manage information for all types of business, compliance and industry requirements in large companies, government agencies and professional service firms. Open Text supports approximately 46,000 customers in 114 countries and 12 languages. For more information about Open Text, visit www.opentext.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements, including statements about the financial conditions, and results of operations and earnings for Open Text Corporation (“Open Text” or “the Company”). Forward-looking statements in this press release are not promises or guarantees of future performance and are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from those anticipated. The Company cautions you not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The results included in this press release are unaudited and therefore are deemed to be forward-looking statements. Factors that may cause actual results or earnings to differ materially from such forward-looking statements include, among others, the following: (i) the future performance, financial and otherwise, of Open Text; (ii) the ability of Open Text to bring new products to market and to increase sales; (iii) the strength of the Company’s product development pipeline; (iv) the Company’s growth and profitability prospects; (v) the estimated size and growth prospects of the ECM market; (vi) the Company’s competitive position in the ECM market and its ability to take advantage of future opportunities in this market; (vii) the benefits of the Company’s products to be realized by customers; (viii) the demand for the Company’s product, the extent of deployment of the Company’s products in the ECM marketplace and delays in the purchasing decisions of its customers; (ix) risks related to the integration of acquisitions and related restructuring efforts, including the quantum of restructuring charges and the timing thereof; (x) fluctuations in currency exchange rates; and (xi) technical, logistical or planning issues in connection with the deployment of the Company’s products or services. More information about other risks and other potential factors that could affect the Company’s business and financial results are detailed from time to time in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended June 30, 2008. Forward-looking statements are based on management’s beliefs and opinions at the time the statements are made, and the Company does not undertake any obligation to update forward-looking statements should circumstances or management’s beliefs or opinions change.

Notes

(1)
Based on comparison of historical revenue figures publicly disseminated by companies in the ECM sector. All dollar amounts in this press release are expressed in U.S. Dollars unless otherwise indicated.

(2)
In addition to these GAAP and adjusted results, the Company has provided financial information in the table below that adds-back maintenance revenue eliminated due to the impact of purchase accounting entries on deferred revenue and the impact of interest expense. Management believes that the furnishing of these adjustments provides a consistent basis for comparison between quarters and helps to more accurately reflect Open Text’s underlying operating results.

(in millions of US dollars except share data)	Three months ended December 31, 2008
GAAP Revenue	$207.7
Maintenance revenue adjustment for purchase accounting	0.5
Non-GAAP revenue	$208.2

Adjusted Income	$34.0
Maintenance revenue adjustment for purchase accounting	0.5
Net Interest Expense	5.3
Income tax effect	(1.7)
Non-GAAP net income	$38.1

(3)	Use of U.S. Non-GAAP financial measures

In addition to reporting financial results in accordance with U.S. GAAP, the Company provides adjusted net income and adjusted earnings per share (EPS), which are non U.S. GAAP financial measures. The Company uses adjusted EPS and adjusted net income to supplement the information provided in its consolidated financial statements, which are presented in accordance with U.S. GAAP. The Company believes the provision of these non U.S. GAAP measures allows investors to evaluate the operational and financial performance of the Company’s core business using the same evaluation measures that management uses and is, therefore, a useful indication of Open Text’s performance or expected performance of recurring operations and facilitates for period-to-period comparison of operating performance.

The presentation of adjusted net income and adjusted EPS is not meant to be a substitute for net income or EPS presented in accordance with U.S. GAAP, but rather should be evaluated in conjunction with and as a supplement to such U.S. GAAP measures. These non U.S. GAAP financial measures have certain limitations in that they do not have a standardized meaning and thus the Company’s definition may be different from similar non U.S. GAAP financial measures used by other companies and/or analysts and may differ from period to period. Thus, it may be more difficult to compare the Company’s financial performance to that of other companies. However, the Company’s management attempts to compensate for these limitations by providing the relevant disclosure of the items excluded in the calculation of adjusted net income and adjusted EPS both in its reconciliation to the U.S. GAAP financial measures of net income and EPS and its consolidated financial statements, all of which should be considered when evaluating the Company’s results. Open Text strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure.

Adjusted net income and adjusted EPS are calculated as net income or net income per share on a diluted basis, excluding, where applicable, the amortization of acquired intangible assets, other income (expense), share-based compensation expense, and special charges (recoveries), all net of tax. The Company’s management believes that the presentation of adjusted net income and adjusted EPS provides useful information to investors because it excludes non-operational charges and is based on the way the Company’s management evaluates the performance of the Company’s business for use in the Company’s internal reports and makes operating decisions. The term “non-operational charge” is defined by the Company as a charge that does not impact operating decisions taken by the Company’s management and excludes certain items, such as amortization of acquired intangibles, other income (expense), share-based compensation expense, special charges (recoveries), and the taxation impact of these items.

The following unaudited charts provide a reconciliation of U.S. GAAP based financial measures to non U.S. GAAP based financial measures referred to in this press release:

Reconciliation of (unaudited) U.S. GAAP based Net Income to Adjusted Net Income (in millions of U.S. dollars) for the three months ended December 31, 2008 and 2007:

	Three months ended December 31, 2008	Three months ended December 31, 2007
GAAP based “Net Income”	$0.8	$10.7
Special Charges/(recovery)	11.4	0.0
Amortization of intangibles	21.9	17.8
Other (Income)/Expense	12.5	3.7
Share-based compensation	1.1	0.7
Tax Impact of Above	(13.7)	(6.7)
Non-GAAP based “Adjusted Net Income”	$34.0	$26.2

Reconciliation of (unaudited) US GAAP based EPS to non-U.S. GAAP based EPS (calculated on a diluted basis) for the three months ended December 31, 2008 and 2007:

	Three months ended December 31, 2008	Three months ended December 31, 2007
GAAP based “Net Income”	$0.02	$0.20
Special Charges/(recovery)	0.21	0.00
Amortization of intangibles	0.41	0.34
Other (Income)/Expense	0.23	0.07
Share-based compensation	0.02	0.01
Tax Impact of Above	(0.25)	(0.12)
Non-GAAP based “Adjusted Net Income”	$0.64	$0.50

(4)	The following table provides a composition of our major currencies for revenue and expenses, expressed as a percentage, for the second quarter of Fiscal 2009:

Currencies	% of Revenue	% of Expenses*
EURO	27%	25%
GBP	9%	8%
CHF	6%	3%
CAD	6%	22%
USD	45%	36%
Others	7%	6%
Total	100%	100%

*
Expenses include all cost of revenues and operating expenses included within the Condensed Consolidated Statements of Income, except for amortization of intangible assets, share-based compensation and special charges.

For more information, please contact:

Paul McFeeters
Chief Financial Officer
Open Text Corporation
905-762-6121
pmcfeeters@opentext.com

Greg Secord
Vice President, Investor Relations
Open Text Corporation
519-888-7111 ext.2408
gsecord@opentext.com

OPEN TEXT CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. Dollars, except share data)

	December 31,	June 30,
	2008	2008
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$172,870	$254,916
Accounts receivable trade, net of allowance for doubtful accounts of $4,128 as of December 31, 2008 and $3,974 as of June 30, 2008	126,757	134,396
Inventory	2,227	-
Income taxes recoverable	6,655	16,763
Prepaid expenses and other current assets	12,029	10,544
Deferred tax assets	16,604	13,455
Total current assets	337,142	430,074

Investments in marketable securities	2,789	-
Capital assets	40,163	43,582
Goodwill	577,244	564,648
Acquired intangible assets	383,325	281,824
Deferred tax assets	62,305	59,881
Other assets	9,656	10,491
Long-term income taxes recoverable	40,776	44,176
	$1,453,400	$1,434,676
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$123,715	$99,035
Current portion of long-term debt	3,412	3,486
Deferred revenues	169,858	176,967
Income taxes payable	140	13,499
Deferred tax liabilities	3,366	4,876
Total current liabilities	300,491	297,863
Long-term liabilities:
Accrued liabilities	21,718	20,513
Pension liability	16,243	-
Long-term debt	300,307	304,301
Deferred revenues	6,957	2,573
Long-term income taxes payable	51,240	54,681
Deferred tax liabilities	144,701	109,912
Total long-term liabilities	541,166	491,980
Minority interest	-	8,672
Shareholders’ equity:
Share capital
51,887,209 and 51,151,666 Common Shares issued and outstanding at December 31, 2008 and June 30, 2008, respectively; Authorized Common Shares: unlimited	444,512	438,471
Additional paid-in capital	48,441	39,330
Accumulated other comprehensive income	55,827	110,819
Retained earnings	62,963	47,541
Total shareholders’ equity	611,743	636,161
	$1,453,400	$1,434,676

OPEN TEXT CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands of U.S. Dollars, except per share data)
(Unaudited)

	Three months ended December 31,		Six months ended December 31,
	2008	2007	2008	2007
Revenues:
License	$64,852	$55,158	$114,926	$99,418
Customer support	100,438	90,614	198,867	176,918
Service and other	42,361	36,762	76,481	70,165
Total revenues	207,651	182,534	390,274	346,501
Cost of revenues:
License	5,281	4,649	8,174	8,203
Customer support	17,356	14,191	32,923	26,789
Service and other	31,881	30,192	59,610	57,696
Amortization of acquired technology-based intangible assets	11,799	10,308	22,546	20,460
Total cost of revenues	66,317	59,340	123,253	113,148
Gross profit	141,334	123,194	267,021	233,353
Operating expenses:
Research and development	29,948	26,147	58,526	50,130
Sales and marketing	49,347	42,300	94,179	80,159
General and administrative	18,280	16,955	36,667	33,965
Depreciation	2,920	3,752	5,618	6,736
Amortization of acquired customer-based intangible assets	10,138	7,514	18,353	14,929
Special charges (recoveries)	11,446	(47)	11,446	(108)
Total operating expenses	122,079	96,621	224,789	185,811
Income from operations	19,255	26,573	42,232	47,542
Other income (expense), net	(12,532)	(3,683)	(11,803)	(5,510)
Interest income (expense), net	(5,347)	(7,567)	(8,341)	(15,439)
Income before income taxes	1,376	15,323	22,088	26,593
Provision for income taxes	683	4,511	6,615	7,854
Net income before minority interest	693	10,812	15,473	18,739
Minority interest	(68)	127	51	254
Net income for the period	$761	$10,685	$15,422	$18,485
Net income per share—basic	$0.01	$0.21	$0.30	$0.37
Net income per share—diluted	$0.01	$0.20	$0.29	$0.35

Weighted average number of Common Shares outstanding—basic	51,873	50,736	51,586	50,511

Weighted average number of Common Shares outstanding— diluted	53,242	52,689	52,955	52,224

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of U.S. Dollars)
(Unaudited)

	Three months ended December 31,		Six months ended December 31,
	2008	2007	2008	2007
Cash flows from operating activities:
Net income for the period	$761	$10,685	$15,422	$18,485
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	24,857	21,574	46,517	42,125
In-process research and development	121	—	121	500
Share-based compensation expense	1,110	655	2,533	1,718
Employee long-term incentive plan	1,746	572	2,805	757
Excess tax benefits from share-based compensation	(24)	(369)	(6,653)	(766)
Undistributed earnings related to minority interest	(68)	127	51	254
Pension accruals	906	—	906	—
Amortization of debt issuance costs	326	421	550	711
Unrealized (gain) loss on financial instruments	1,529	1,444	807	2,851
Loss on sale and write down of capital assets	269	—	269	—
Deferred taxes	4,171	(3,408)	3,915	(4,113)
Changes in operating assets and liabilities:
Accounts receivable	4,844	(2,923)	32,790	7,579
Inventory	(609)	—	(609)	—
Prepaid expenses and other current assets	1,065	302	(861)	(197)
Income taxes	1,738	8,070	6,469	8,554
Accounts payable and accrued liabilities	2,272	6,967	(16,097)	1,472
Deferred revenue	(6,183)	(5,110)	(25,613)	(8,883)
Other assets	1,012	336	1,334	510
Net cash provided by operating activities	39,843	39,343	64,656	71,557

Cash flows from investing activities:
Net (acquisitions)/disposals of capital assets	1,793	(2,170)	(2,094)	(3,386)
Purchase of a division of Spicer Corporation	—	—	(10,836)	—
Purchase of eMotion LLC, net of cash acquired	—	—	(3,635)	—
Purchase of Captaris Inc., net of cash acquired	(101,499)	—	(101,499)	—
Additional purchase consideration for prior period acquisitions	(4,577)	(263)	(4,612)	(439)
Purchase of an asset group constituting a business	—	—	—	(2,209)
Investments in marketable securities	—	—	(3,608)	—
Acquisition related costs	(4,030)	(3,813)	(7,288)	(11,842)
Net cash used in investment activities	(108,313)	(6,246)	(133,572)	(17,876)

Cash flows from financing activities:
Excess tax benefits on share-based compensation expense	24	369	6,653	766
Proceeds from issuance of Common Shares	497	3,498	6,039	9,217
Repayment of long-term debt	(854)	(30,944)	(1,721)	(61,877)
Debt issuance costs	—	—	—	(349)
Net cash provided by (used in) financing activities	(333)	(27,077)	10,971	(52,243)
Foreign exchange gain (loss) on cash held in foreign currencies	(8,460)	3,383	(24,101)	8,292
Increase (decrease) in cash and cash equivalents during the period	(77,263)	9,403	(82,046)	9,730
Cash and cash equivalents at beginning of the period	250,133	150,306	254,916	149,979
Cash and cash equivalents at end of the period	$172,870	$159,709	$172,870	$159,709